Exhibit 99.3



THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS THERE IS A REGISTRATION STATEMENT IN EFFECT COVERING THIS WARRANT OR THERE IS AVAILABLE AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED.




                      BYRON PREISS MULTIMEDIA COMPANY, INC.


                        WARRANT AGREEMENT AND CERTIFICATE


                              Dated: March 22, 1995

                   Warrants to Purchase Shares of Common Stock

                    VOID AFTER 5:00 P.M., NEW YORK LOCAL TIME

                                  May 11, 1999


                           Holder:          VIACOM INTERNATIONAL INC.
                                            1515 Broadway
                                            New York, New York 10036




          FOR VALUE RECEIVED, BYRON PREISS MULTIMEDIA COMPANY, INC., a New York corporation, (hereinafter referred to as the "Company") hereby certifies that VIACOM INTERNATIONAL INC. (hereinafter referred to as "VIACOM"), its successors and assigns, for value received, are entitled to purchase from the Company at any time after March 22, 1995 and before 5:00 P.M. New York local time on May 11, 1999, Warrants (hereinafter referred to as the "Warrants") of the Company (the number and character of such Warrants being subject to adjustment as provided herein), to purchase such number of shares of Common Stock, par value $.001 per share, of the Company, at the purchase price of $7.00 per share of Common Stock purchased (hereinafter referred to as the "Exercise Price"), equal to twenty percent (20%) of the number of shares of Common Stock issued by the Company (i) pursuant to the Plan (as defined herein), or (ii) other options issued by the Company outside of the Plan. This Warrant is issued pursuant to




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Section 1.01 (iii) of that certain Stock  Purchase  Agreement  dated as of March
22, 1995, between the Company and Viacom.

          1. EXERCISE OF WARRANTS. The purpose of the Warrants is to enable Viacom to maintain its percentage ownership in the Company, in the event that options are issued and exercised under (i) the Company's 1993 Stock Option Plan, as such plan may be amended from time to time (the "Plan") or (ii) outside the Plan. Upon the issuance of any shares pursuant to options granted under the Plan or otherwise (the "Exercised Shares"), Viacom shall be entitled to exercise Warrants representing twenty percent (20%) of the Exercised Shares. Upon presentation and surrender of this Warrant Agreement and Certificate (the "Warrant Certificate"), with the attached Purchase Form duly executed, at the principal office of the Company at 24 West 25th Street, New York, New York 10010, together with a certified or bank cashier's check payable to the Company in the amount of the Exercise Price, multiplied by the number of shares of the Company's Common Stock being purchased (the "Shares"), the Company shall deliver to the holder hereof, as promptly as practicable, certificates representing the Shares being purchased. This Warrant may be exercised in whole or in part; and, in case of exercise hereof in part only, the Company, upon surrender hereof, will deliver to the holder a new Warrant Certificate or Warrant Certificates of like tenor entitling said holder to purchase the number of Warrants as to which this Warrant Certificate has not been exercised.

          2. EXCHANGE AND TRANSFER. This Warrant, (a) at any time prior to the exercise hereof, upon presentation and surrender to the Company, may be exchanged for another Warrant of like tenor in the name of such holder, exercisable for the same aggregate number of Shares of Common Stock as the Warrant surrendered, and (b) may not be sold, transferred, hypothecated, or assigned except to affiliates of the Purchaser.

          3.  RIGHTS  AND  OBLIGATIONS  OF WARRANT  HOLDERS.  The holder of this
Warrant Certificate shall not, solely by virtue hereof, be entitled to any rights of a stockholder of the Company, either at law or in equity; provided, however, in the event that any certificate representing shares of the Company's Common Stock is issued to the holder hereof upon exercise of some or all of the Warrants represented hereby, such holder shall, for all purposes, be deemed to have become the holder of record of such stock on the date on which this Warrant Certificate, together with a duly executed Purchase Form, was surrendered and payment of the purchase price was made, irrespective of the date of delivery of such share certificate. The rights of the holder of this Warrant Certificate are limited to those expressed herein and the holder of this Warrant Certificate, by his acceptance hereof, consents to and agrees to be bound by and to comply with all the provisions of this Warrant Certificate, including, without limitation,




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all the  obligations  imposed upon the holder  hereof by Section 5. In addition, the holder of this Warrant Certificate, by accepting the same, agrees that the Company may deem and treat the person in whose name this Warrant Certificate is registered as the absolute, true and lawful owner for all purposes whatsoever, and neither the Company nor the warrant agent shall be affected by any notice to the contrary.

          4. SHARES OF COMMON STOCK ISSUED UPON EXERCISE OF THE WARRANTS. The Company covenants and agrees that all shares of Common Stock delivered upon exercise of this Warrant Certificate will, upon delivery, be duly and validly authorized and issued, fully-paid and non-assessable, except as provided in
Section 630 of the New York Business Corporation Law. In addition, the Company agrees at all times to reserve and keep available an authorized number of shares of its Common Stock sufficient to permit the exercise in full of all outstanding Warrants. The Company is under no obligation to register the Underlying Shares, except pursuant to the terms of the Registration Rights Agreement (as defined herein).

          5. DISPOSITION OF WARRANTS; INVESTMENT INTENT. The holder of this Warrant Certificate and any transferee hereof, by their acceptance hereof, hereby agrees that no public distribution of the Warrants or the shares underlying same (the "Underlying Shares") will be made in violation of the provisions of the Securities Act of 1933, as amended, or the Rules and Regulations promulgated thereunder (such Act and Rules and Regulations being hereinafter referred to as the "Act"). The holder of this Warrant, by acceptance hereof, represents and warrants that this Warrant and any security issuable upon the exercise or conversion hereof, has been and will be acquired for investment only and not with a view to, or for sale in connection with, a distribution thereof and not with a view to their resale, and that this Warrant and any security issuable upon conversion hereof has been and will be acquired for the holder's own account and not with a view to their distribution among others, and that no other person has any direct or indirect beneficial interest in this Warrant or any security issuable upon conversion hereof. The holder of this Warrant is an "accredited investor" as such term is defined in Rule 501 of Regulation D, as promulgated under the Act. The holder of this Warrant and any such transferee hereof further agrees that if any distribution of any of the Warrants is proposed to be made by them, that such action shall be taken only after submission to the Company of an opinion of counsel, reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed distribution will not be in violation of the Act or of applicable state law. Furthermore, it shall be a condition to the transfer of the Warrants that any transferee thereof deliver to the Company his or its written agreement




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


to accept and be bound by all of the terms and conditions of this Warrant Certificate. Unless the Underlying Shares shall become registered under the Act, upon the exercise of this Warrant, stock certificates evidencing shares of the Company's Common Stock issued in exchange for this Warrant, shall bear a legend substantially similar to the following:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), have been acquired for investment, and may not be sold, pledged, hypothecated or otherwise transferred unless a registration statement under the Act is in effect with regard thereto or unless an exemption from such registration is available."

          6. ADJUSTMENT. Subject and pursuant to the provisions of this Section 6, the Exercise Price and number of shares of Common Stock subject to a Warrant shall be subject to adjustment from time to time as hereinafter set forth:

               (a) If the Company shall at any time subdivide its outstanding shares of Common Stock by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stock to its shareholders, the number of shares of Common Stock subject to this Warrant immediately prior to such subdivision shall be proportionately increased, and if the Company shall at any time combine the outstanding shares of common stock by recapitalization, reclassification or combination thereof, the number of shares of Common Stock subject to each Warrant immediately prior to such combination shall be proportionately decreased. Any such adjustment and adjustment to the Exercise Price pursuant to
Section 6(c) shall be effective at the close of business on the effective date of such subdivision or combination or, if any adjustment is the result of a stock dividend or distribution, then the effective date for such adjustment based thereon shall be the record date therefor. No such adjustment shall be required with respect to Common Stock issued upon the exercise of any warrants (including the Warrant), the conversion of any securities of the Company convertible into Common Stock, or the issuance of any such warrants or convertible securities.

               (b) If the Company after the date hereof shall distribute to all of the holders of its shares of Common Stock any securities or other assets (other than a distribution made as a dividend payable out of earnings or out of any earned surplus legally available for dividends under the laws of the jurisdiction of incorporation of the Company or the payment of cash), the Board of Directors shall be required to make such equitable adjustment in the Exercise Price in effect immediately prior to the record date of such distribution as may be necessary to preserve to the holder of each Warrant rights substantially proportionate to those enjoyed hereunder by such holder immediately prior to the




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happening of such distribution. Any such adjustment shall become effective as of the day following the record date for such distribution.

               (c) Whenever the number of shares of Common Stock purchasable upon the exercise of a Warrant is adjusted, as provided in Section 6(a), the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction, (x), the numerator, of which shall be the number of shares of Common Stock purchasable upon the exercise of each warrant immediately prior to such adjustment, and (y), the denominator, of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

               (d) In case of any reclassification or change of the outstanding shares of Common Stock, other than a change covered by Section 6(a) hereof or which solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in a reclassification or capital reorganization of the outstanding shares of Common Stock), or in the case of a voluntary or involuntary dissolution, liquidation or winding up of the Company or any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, in connection with which the Company is dissolved, the holder of each Warrant shall have the right thereafter (after the commencement of and until the expiration of the right of exercise of such warrant) to receive upon the exercise thereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable upon such reclassification, capital reorganization, merger or consolidation, or upon the voluntary or involuntary dissolution, liquidation or winding up of the Company or the dissolution following any sale or other transfer, by a holder of the number of shares of common stock of the Company obtainable upon exercise of such Warrant immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by Section 6(a) and this adjustment shall be made pursuant to both Section 6(a) and this Section 8(d). The provisions of this Section 6(d) shall similarly apply to successive reclassifications, or capital reorganizations, mergers or consolidations, sales or other transfers.





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

               (e) If the Company after the date hereof shall take any action affecting the shares of its Common Stock, other than action described in this
Section 6, which, in the opinion of the Board of Directors of the Company, would materially affect the rights of the holder of a Warrant, the Exercise Price and the number of shares of Common Stock obtainable upon exercise of such Warrant shall be adjusted in such manner, if any, and at such time as the Board of Directors of the Company, in good faith, may determine to be equitable in the circumstances.

               (f) The form of Warrant Certificate need not be changed because of any change pursuant to this Section 6 and Warrant Certificate issued after such change may state the same Exercise Price and the same number of shares as is stated in the Warrant Certificates initially issued pursuant to this Agreement. However, the Company may, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant Certificate that the Company may deem appropriate and that does not affect the substance thereof; and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

               (g) Notwithstanding any provision contained herein to the contrary, unless otherwise determined by the Company's Board of Directors, none of the adjustments provided for herein shall be made until the cumulative adjustments in the Exercise Price amount to $.05 or more.

          7. SURVIVAL. The various rights and obligations of the holder hereof and of the Company as set forth in Section 5 hereof shall survive the exercise of the Warrants represented hereby and the surrender of this Warrant Certificate, and upon the surrender of this Warrant Certificate and the exercise of all of the Warrants represented hereby, the Company shall, if requested, deliver to the holder hereof its written acknowledgement of its continuing obligations under said Section.

          8. NOTICE. All notices required by this Warrant Certificate to be given or made by the Company shall be given or made by first class mail, postage prepaid, addressed to the registered holder hereof at the address of such holder as shown on the books of the Company.

          9. LOSS OR DESTRUCTION. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant
Certificate and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation




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of this  Warrant  Certificate,  the  Company at its  expense  will  execute  and deliver, in lieu thereof, a new Warrant Certificate of like tenor.

          10. REGISTRATION RIGHTS. The Underlying Shares shall be entitled to registration under the Act, pursuant to the terms of that certain Registration Rights Agreement of even date herewith between the Company and Viacom.

                                   BYRON PREISS MULTIMEDIA COMPANY, INC.


                                   By: /s/ Byron Preiss
                                      ---------------------------------------
                                               BYRON PREISS
                                      Title:   President

A T T E S T :



By:  /s/ James Dellomo
   -------------------------
      James Dellomo
      Chief Financial Officer






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


                                  PURCHASE FORM



                                                ------------------------, 1995



TO:  BYRON PREISS MULTIMEDIA COMPANY, INC.


          The undersigned hereby irrevocably elects to exercise the attached Warrant to the extent of---------- shares of the Common Stock of Byron Preiss Multimedia Company, Inc., and hereby makes payment of $------------- in payment of the purchase price thereof.

                     INSTRUCTIONS FOR REGISTRATION OF STOCK


Name:
                                   (Please typewrite or print in block letters)

Address:




                                            VIACOM INTERNATIONAL INC.



                                            By: